  As filed with the Securities and Exchange Commission on September 3, 1999.
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  -------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                  -------------

                        PAPA JOHN'S INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


              Delaware                                  61-1203323
   (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
  of Incorporation or Organization)


                          2002 Papa John's Boulevard
                          Louisville, Kentucky 40299
             (Address of Principal Executive Offices) (Zip Code)

                                -------------


                        PAPA JOHN'S INTERNATIONAL, INC.
                     1999 TEAM MEMBER STOCK OWNERSHIP PLAN
                           (Full title of the Plan)

                                 -------------

                 Charles W. Schnatter                                       Copies to:
 Senior Vice President, Secretary and General Counsel                      June N. King
           Papa John's International, Inc.                         Greenebaum Doll & McDonald PLLC
              2002 Papa John's Boulevard                               3300 National City Tower
              Louisville, Kentucky 40299                              Louisville, Kentucky 40202
                    (502) 266-5200                                           (502) 589-4200

          (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                -------------


                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
        Title of                  Amount                Proposed                Proposed maximum               Amount of
       securities                 to be          maximum offering price             aggregate                registration
    to be registered            registered            per share(1)              offering price(1)                 fee
 ------------------------------------------------------------------------------------------------------------------------------
      Common Stock,              1,000,000
     par value $.01               shares                $39.10                     $39,100,000                   $10,870
==============================================================================================================================

  (1) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low prices per share as reported on the National Association of Securities Dealers - National Market System on August 30, 1999.
================================================================================

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS

     The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Papa John's International, Inc. ("Registrant" or the "Company") with the Securities and Exchange Commission (Commission File No. 0-21660) are incorporated by reference into this Registration Statement relating to the shares of Registrant's Common Stock that may be offered or sold pursuant to the Papa John's International, Inc. 1999 Team Member Stock Ownership Plan (the "Plan"):

     (a) The Company's Annual Report on Form 10-K for the year ended December 27, 1998;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 28, 1999 and June 27, 1999; and

     (c) The description of the Company's Common Stock as contained in the Registration Statement on Form 8-A, filed by the Company to register the Common Stock under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock hereby.

     All documents subsequently filed by Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   Description of Securities.

       Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("GCL") permits a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions except that no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court deems proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Corporations, under certain circumstances, may pay expenses incurred by an officer or director in advance of the final disposition of an action for which indemnification may be permitted or required. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 further provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

     Article Twelfth of the Company's Amended and Restated Certificate of Incorporation provides:

     "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article TWELFTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

  Article Sixteenth of the Company's Amended and Restated Certificate of Incorporation provides:

     "Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or agent or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith."

     The Company maintains liability insurance coverage for its officers and directors which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers with respect to actions arising out of the performance of such officer's or director's duties.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     The following exhibits are filed as part of this Registration Statement:

     4.1  The Registrant's Amended and Restated Certificate of Incorporation.
Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-61366) is incorporated herein by reference.

     4.2 The Registrant's Certificate of Amendment of its Amended and Restated Certificate of Incorporation. Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1997 (Commission File No. 0-21660) is incorporated herein by reference.

     4.3 The Registrant's Restated By-Laws. Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-61366) is incorporated herein by reference.

     5. Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.

     23.1  Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).

     23.2  Consent of Ernst & Young LLP.

     24    Powers of Attorney (included on signature page of the Registration
Statement).

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on September 3, 1999.

                              PAPA JOHN'S INTERNATIONAL, INC.


                              By:    /s/ Charles W. Schnatter
                                  --------------------------------------------
                                  Charles W. Schnatter
                                  Senior Vice President, Secretary and
                                  General Counsel


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. Schnatter and E. Drucilla Milby and each of them such individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                           Title                                     Date
     ---------                           -----                                     ----
 /s/ John H. Schnatter        Chairman, Chief Executive Officer              September 3, 1999
--------------------------     and Director (Principal Executive Officer)
John H. Schnatter


 /s/ Charles W. Schnatter     Senior Vice President, Secretary,              September 3, 1999
--------------------------     General Counsel and Director
Charles W. Schnatter


 /s/ Blaine E. Hurst          Vice Chairman, President and Director          September 3, 1999
--------------------------
Blaine E. Hurst

 /s/ E. Drucilla Milby        Senior Vice President, Chief Financial         September 3, 1999
--------------------------     Officer and Treasurer (Principal
E. Drucilla Milby              Financial Officer)

 /s/ J. David Flanery         Vice President and Corporate Controller       September 3, 1999
---------------------------    (Principal Accounting Officer)
J. David Flanery


 /s/ O. Wayne Gaunce          Director                                      September 3, 1999
--------------------------
O. Wayne Gaunce


 /s/ Jack A. Laughery         Director                                      September 3, 1999
--------------------------
Jack A. Laughery


 /s/ Michael W. Pierce        Director                                      September 3, 1999
--------------------------
Michael W. Pierce


 /s/ Richard F. Sherman       Director                                      September 3, 1999
------------------------
Richard F. Sherman

                                 EXHIBIT INDEX

     4.1  The Registrant's Amended and Restated Certificate of Incorporation.
Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-61366) is incorporated herein by reference.

     4.2 The Registrant's Certificate of Amendment of its Amended and Restated Certificate of Incorporation. Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1997 (Commission File No. 0-21660) is incorporated herein by reference.

     4.3 The Registrant's Restated By-Laws. Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-61366) is incorporated herein by reference.

     5. Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.

     23.1 Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).

     23.2 Consent of Ernst & Young LLP.

     24   Powers of Attorney (included on signature page of the Registration
Statement).